Officers' Certificate Pursuant to Section
                    2.02(b) of the Indenture Identified Below

The undersigned, Edwin F. Hall, Controller and Chief Financial Officer, and Neil
D. Olson, Treasurer, respectively, of Bell Atlantic - Pennsylvania, Inc. (the "Company"), acting pursuant to authorizations contained in Board Resolutions, copies of which are delivered herewith, duly adopted on July 29, 1993, by the Board of Directors of the Company, do hereby authorize, adopt and approve the following terms for a series (the "Series") of the Company's debt securities to be issued under an Indenture, dated as of September 1, 1998 (the "Indenture"), from the Company to The Chase Manhattan Bank, as successor Trustee (the "Trustee"), pursuant to the Registration Statements on Form S-3 (Nos. 33-50869 and 33-55252) under the Securities Act of 1933, as amended. (As used herein, the term "Prospectus" shall mean the Prospectus dated December 2, 1998, as supplemented by the Prospectus Supplement dated December 2, 1998, filed with the Securities and Exchange Commission with respect to the Series.)

(1)     Title of Securities of the Series:            Thirty Year 6% Debentures,
                                                      due December 1, 2028

(2)     Limit, if any, on the aggregate
        principal amount of Securities
        of the Series:                                $125,000,000

(3)     Date or dates, or manner of
        determining the same, on which
        the principal of Securities of
        the Series is payable:                        December 1, 2028

(4)     With respect to interest on
        Securities of the Series:

        (a)    The rate or method of
               calculation:                           6% per annum

        (b)    The date from which
               such interest shall accrue:            December 9, 1998

        (c)    The dates on which interest
               shall be payable or the manner
               of determining the same:               June 1 and December 1
                                                      commencing June 1, 1999

        (d)    Record dates for interest
               payable on any interest
               payment date:                    To holders of record at the
                                                close of business on May 15
                                                and November 15 prior to the
                                                interest payment date.

(5)     Place or places where
        Securities of the Series
        shall be payable:                       At the office or agency of the
                                                Company in New York, New York.
                                                At its option, the Company may
                                                pay interest by check mailed to
                                                the holder's address as it
                                                appears on the register.

(6)     With respect to redemption,
        in whole or in part, of Securities
        of the Series at the option of
        the Company:

        (a)    The period or periods
               within which such
               redemptions may be made:         Not Applicable

        (b)    The applicable redemption
               price or prices:                 Not Applicable

        (c)    The terms and conditions
               of such redemptions:             Not Applicable

(7)     With respect to the mandatory
        redemption or purchase of
        Securities of the Series:

        (a)    Any provision for a sinking
               or analogous fund or for
               redemption or purchase at
               the option of a Holder:          Not Applicable

        (b)    The period or periods
               within which such
               redemptions or purchases
               must be made:                    Not Applicable

        (c)    The applicable redemption
               or purchase price or prices:     Not Applicable

        (d)    The terms and conditions of
               such redemptions or
               purchases:                       Not Applicable

(8)     Denominations in which Securities
        of the Series are issuable, if
        other than $1,000 and any
        integral multiples thereof:             Not Applicable

(9)     If other than the principal amount
        thereof, the portion of the
        principal amount of Securities of
        the Series payable on declaration
        of acceleration:                        Not Applicable

(10)    (a) Whether Securities of the
        Series are issuable as Registered
        Securities, Unregistered
        Securities (with or without
        interest coupons), or any
        combination thereof:                    Registered Securities

        (b) Whether, and the terms upon
        which, Unregistered Securities
        of the Series may be exchanged
        for Registered Securities of the
        same Series and vice versa:             Not Applicable

(11)    Any provisions for payment of
        additional amounts for taxes and
        for redemption, in the event the
        Company must comply with the
        reporting requirements or must
        pay additional amounts in respect
        of any Securities of the Series:        Not Applicable

(12)    With respect to the issuance
        of any Global Securities of the
        Series: To be issued wholly in permanent form for deposit with The Depository Trust
                                                Company, as Depositary.

(13)    Any other covenants and terms of
        Securities of the Series,
        including any additional
        restrictive covenants not
        described above and any terms
        required by United States laws
        or regulations:                         None

(14)    Issue price to public of
        Securities of the Series:               99.30 %

(15)    Underwriter's commission or
        discount as a percentage of the
        principal amount of Securities of
        the Series to be issued:                0.45%

(16)    Agency fees as a percentage of
        the principal amount of Securities
        of the Series to be issued:             Not Applicable


        Annexed hereto is the form of the Securities of the Series.


        The capitalized terms used in this Certificate (unless otherwise defined herein) have the meanings as defined in the Indenture.

        IN WITNESS WHEREOF, I have executed this Certificate on behalf of the Company.


                                         Bell Atlantic - Pennsylvania, Inc.

                                               /s/ Edwin F. Hall
                                     ------------------------------------------
                                                    Edwin F. Hall
                                       Controller and Chief Financial Officer

                                               /s/ Neil D. Olson
                                     ------------------------------------------
                                                    Neil D. Olson
                                                      Treasurer


Dated:  As of December 2, 1998

                                                           CUSIP NO. 07786D AA4


     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


No. 001                                                           $125,000,000


                       BELL ATLANTIC - PENNSYLVANIA, INC.

                           Thirty Year 6% Debentures,
                              due December 1, 2028


     BELL ATLANTIC - PENNSYLVANIA, INC., a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania (herein referred to as the "Company"), for value received, hereby promises to pay to CEDE & CO. or registered assigns, the principal sum of ONE HUNDRED TWENTY-FIVE MILLION DOLLARS ($125,000,000) on December 1, 2028, at the office or agency of the Company maintained for that purpose in New York City, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest on said principal sum until paid or made available for payment, semi-annually on June 1 and December 1 of each year beginning on June 1, 1999, unless such June 1 or December 1 is a Legal Holiday (as defined in the Indenture), in which case on the next succeeding day that is not a Legal Holiday at said office or agency, in like coin or currency, at the rate of 6% per annum, from the first day of June or December, as the case may be, to which interest on Debentures has been paid next preceding the date hereof (unless the date hereof is a June 1 or December 1 to which interest has been paid, in which case from the date hereof, or unless the date hereof is prior to the first payment of interest, in which case from December 9, 1998) until payment of said principal sum has been made or duly provided for; provided, however, that payment of interest may be made at the option of the Company by check or draft mailed to the address of the person entitled thereto at such address as shall appear on the register for the Debentures.

Notwithstanding the foregoing, unless this Debenture shall be authenticated at a time when there is an existing default in payment of interest on the Debentures, if the date hereof is after May 15, and before the next following June 1 or is after November 15 and before the next following December 1, this Debenture shall bear interest from such June 1 or December 1; provided, however, that if the Company shall default in the payment of interest due on such June 1 or December 1, then this Debenture shall bear interest from the next preceding December 1 or June 1, as the case may be, to which interest has been paid. The interest so payable on any June 1 or December 1 will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the persons in whose name this Debenture shall be registered at the close of business on the May 15 prior to such June 1 or the November 15 prior to such December 1, whether or not such May 15 or November 15 is a Legal Holiday.

     THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC.

     Reference is made to the further provisions of this Debenture set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

     This Debenture shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

                                            BELL ATLANTIC - PENNSYLVANIA, INC.


[SEAL]                                      By: ___________________________
                                                  President


                                            By: ___________________________
                                                  Treasurer
Attest: ______________________
        Assistant Secretary



                            TRUSTEE'S AUTHENTICATION

     This is one of the Securities of the series designated therein described in the within-mentioned Indenture.

                                            THE CHASE MANHATTAN BANK,
                                            as Trustee


                                            By: __________________________
                                                  Authorized Signature



AGENT FOR TRANSFER, EXCHANGE AND PAYMENT: FIRST UNION NATIONAL BANK, NEW YORK, NEW YORK

                       BELL ATLANTIC - PENNSYLVANIA, INC.

                           Thirty Year 6% Debentures,
                              due December 1, 2028


     This Security is one of a duly authorized issue of debt securities of the Company (herein called the "Debentures"), issued and to be issued under and pursuant to an Indenture dated as of September 1, 1998 (herein called the "Indenture"), between the Company and The Chase Manhattan Bank, as Trustee (herein, together with any successor trustee or trustees under the Indenture, called the "Trustee"), to which Indenture and all indentures supplemental thereto, and all Board Resolutions (as defined in the Indenture as provided therein, reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders (the word "Holders" or "Holder" meaning, as defined in the Indenture, the registered holders or registered holder of the Debentures) and of the terms upon which the Debentures are, and are to be, authenticated and delivered. This Debenture is one of the series designated on the face hereof, limited in aggregate principal amount to $125,000,000.

     In case an Event of Default, as defined in the Indenture, with respect to the Debentures shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

     The Indenture provides, in Section 9.01, that the Company and the Trustee may enter into one or more supplemental indentures without consent of any Holder for specified purposes including to make any change that does not adversely affect the rights of any Holder or to provide for the issuance of and establish the form and terms and conditions of Securities of any series as provided in
Section 2.02 of the Indenture, to establish the form of any certifications required to be furnished pursuant to the terms of the Indenture or any series of Securities, or to add to the rights of the Holders of any series of Securities. With the written consent of the Holders of a majority in principal amount of the outstanding Securities of each series affected by such supplemental indenture (with each series voting as a class), the Company and the Trustee may enter into a supplemental indenture to add any provisions to or to change or eliminate any provisions of the Indenture or of any supplemental indenture or to modify, in each case in any manner not covered by Section 9.01, the rights of the Holders of each such series. It also provides that the Holders of a majority in principal amount of the outstanding Securities of each series affected by such waiver (with each series voting as a class), by written notice to the Trustee, may waive compliance by the Company with any provision of the Indenture, any supplemental indenture or the Securities of any such series except a Default in the payment of the principal of or interest on any Security. However, without the consent of each Holder affected, an amendment or waiver may not: (i) reduce the amount of Securities whose Holders must consent to an amendment or waiver;
(ii) change the rate of or change the time for payment of interest on any Securities; (iii) change the principal of or change the fixed maturity of any Security; (iv) waive a default in the payment of the principal of or interest on any Security; (v) make any Security payable in money other than that stated in the Security; or
(vi) make any change in Sections 6.04, 6.07 or 9.02(a) (third sentence) of the Indenture. Any such consent or waiver by the Holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and any Debentures which may be issued upon the transfer hereof or in exchange or substitution herefor, irrespective of whether or not any notation of such consent is made upon this Debenture or such other Debentures.

     No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Debenture at the place, at the respective times, at the rate and in the currency herein prescribed.

     The Debentures are issuable in global or definitive form without coupons in denominations of $1,000 and integral multiples of $1,000 in excess thereof. Upon due presentment for registration of transfer of this Debenture at the principal office of the Trustee, a new Debenture or Debentures in authorized denominations for an equal aggregate principal amount and like interest rate and maturity will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture and to the limitations described below if applicable, without charge except for any tax or other governmental charge imposed in connection therewith.

     The Debentures are not redeemable at the option of the Company prior to maturity.

     This Debenture is exchangeable only if (a) DTC notifies the Company that it is unwilling or unable to continue as the Depository for this Global Debenture or if at any time DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, (b) the Company in its sole discretion determines that this Debenture shall be exchangeable for definitive Debentures in registered form, or (c) an Event of Default with respect to the Debentures represented hereby has occurred and is continuing. If this Debenture is exchangeable pursuant to the preceding sentence, it shall be exchangeable for definitive Debentures in registered form, bearing interest at the same rate, having the same date of issuance, redemption provisions, if any, maturity and other terms and of differing denominations aggregating a like amount, subject to the limitations in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

     Ownership of the Debentures shall be proved by the register for the Debentures kept by the above-mentioned Agent of the Company. The Company, the Trustee and any agent of the company may treat the person in whose name a Debenture is registered as the absolute owner thereof for all purposes.

     No recourse for the payment of the principal of or any interest on this Debenture, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Debenture, or because of the creation of any indebtedness represented thereby, shall be had against any shareholder, officer, director, employee or Affiliate, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     Terms used herein which are defined in the Indenture shall have the respective meanings assigned to them in the Indenture.

     This Security shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

                                  ABBREVIATIONS


     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  --  as tenants in common
TEN ENT  --  as tenants by the entireties
JT TEN   --  as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -- ............Custodian............
                                   (Cust)                     (Minor)
                                 Under Uniform Gifts to Minor Acts


                                 ---------------------------------
                                              (State)

     Additional abbreviations may also be used though not in the above list.

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assigns(s) and transfer(s) unto

Please Insert Social Security or
Other Identifying Number of Assignee:

---------------------------------------------------------------
---------------------------------------------------------------

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

---------------------------------------------------------------
---------------------------------------------------------------

the within Debenture of BELL ATLANTIC - PENNSYLVANIA, INC. and does hereby irrevocably constitute and appoint

---------------------------------------------------------------
---------------------------------------------------------------

Attorney to transfer the said Debenture on the books of the Company, with full power of substitution in the premises.

DATED: _________________                    ____________________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alternation or enlargement or any change whatever.

                            IMPORTANT TAX INFORMATION
                        Please Read This Notice Carefully


     Under Federal Income tax law, paying agents may be required to withhold a portion of payments to Holders presenting their securities for redemption or for payment at maturity if such Holders have failed to furnish a Taxpayer Identification Number to the Paying Agent certified to be correct under penalties of perjury.